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                                                                       Exhibit A


                               SUBLEASE AGREEMENT

                                    BETWEEN

                               LINDEN PROPERTIES

                                      AND

                       MAGNETIC TECHNOLOGIES CORPORATION







700,000 SQ. FT.
770 LINDEN AVENUE
ROCHESTER, NEW YORK 14625                                       NOVEMBER 1, 1996



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                               TABLE OF CONTENTS

                                     SUBJECT                          PAGE
                                     -------                          ----
ALTERATIONS ..........................................................  5

ASSIGNMENT ...........................................................  4

CASUALTY .............................................................  7

COMPLIANCE BY TENANT WITH GOVERNMENTAL REQUIREMENTS...................  3

COMPLIANCE WITH ENVIRONMENTAL LAWS ...................................  3

CONDEMNATION .........................................................  9

CONDITION OF LEASED PROPERTY .........................................  2

CONSENT OF LANDLORD AND TENANT ....................................... 10

CONSTRUCTION ......................................................... 11

DEFAULT ..............................................................  8

EXCULPATION ..........................................................  6

INDEMNITY ............................................................  6

INDUSTRIAL DEVELOPMENT BOND FINANCING ................................ 12

INSPECTION ...........................................................  7

INSURANCE ............................................................  6

LATE CHARGES .........................................................  2

LIMITATION ON PERSONAL LIABILITY ..................................... 11

MAINTENANCE OF ROAD, YARD AND PARKING LOT ............................  3

NO ABATEMENT .........................................................  7

NO WAIVER BY LANDLORD ................................................  9

NOTICES .............................................................. 10

QUIET ENJOYMENT ...................................................... 10

REMEDIES .............................................................  8

RENT .................................................................  1


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Table of Contents
(Continued)

REPAIRS ..............................................................  2

REVIEW OF ASSESSMENTS ................................................  4

RIGHT TO MORTGAGE ....................................................  9

RUBBISH REMOVAL ......................................................  7

SIGNS ................................................................ 10

SNOW REMOVAL AND AREA LIGHTING .......................................  3

TAXES ................................................................  4

TENANTS WAIVER OF RIGHT TO REDEEM .................................... 10

USE ..................................................................  2

UTILITIES ............................................................  4

WAIVER OF SUBROGATION ................................................ 11


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         WHEREAS, COUNTY OF MONROE, INDUSTRIAL DEVELOPMENT AGENCY, a public benefit corporation duly existing under the laws of the State of New York, having its office at 183 East Main Street, Rochester, New York, hereinafter described as OWNER, is the Owner of certain premises located at 770 Linden Avenue, Rochester, New York 14625, and

         WHEREAS, LINDEN PROPERTIES, with offices at 3 Townline Circle, Rochester, New York 14623, hereinafter designated as LANDLORD has leased the building from OWNER, and

         WHEREAS, MAGNETIC TECHNOLOGIES CORPORATION, with offices at 770 Linden Avenue, Rochester New York 14625, hereinafter designated as TENANT, wishes to sublet certain premises from Landlord;

         NOW, THEREFORE,

                                  WITNESSETH:

         The Landlord hereby leases to Tenant and Tenant hereby hires from Landlord approximately 70,000 square feet of space in the building located at 770 Linden Avenue, Rochester New York 14625, as set forth on Schedule "A" attached hereto and made a part hereof, for a term of ten years to commence November 1, 1996 and expire October 31, 2006.

1.       RENT

         Tenant covenants and agrees to pay to Landlord, at Landlord's office, 3 Townline Circle, Rochester, New York 14623, or at such other place as Landlord may from time to time designate in writing, the annual rent as follows:

               Term                 Annual Rent      Monthly Rent
               ----                 -----------      ------------
          11/1/1996-10/31/2000      $395,752.00      $32,979.35
          11/1/2000-10/31/2003       414,033.00       34,502.75
          11/1/2003-10/31/2006       433,227.00       36,102.25

The rent shall be paid in equal monthly installments, as shown above, in advance on the first day of each month of the term, together with any additional rent or other charges which may be due the Landlord.

         The rent shall be paid to the Landlord without notice or demand and without abatement, deduction or setoff except as otherwise specifically provided in the Lease. Nothing contained in the Lease shall require the Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of the Landlord, or any income, profits or revenue tax, or any other tax, assessment, charge or levy upon the rent payable by the Tenant under this Lease.


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2.       LATE CHARGES

         If any installment of rent or any other amount due from the Tenant is not received by the Landlord within ten (10) days after the first of the month in the case of rent, or within fifteen days after receipt of notice and demand, in the case of other charges the Tenant will pay to the Landlord a late charge equal to 4% of such overdue amount. The late charge represents a fair and reasonable estimate of the cost the Landlord will incur by reason of the late payment. Acceptance of the late charge by the Landlord will not constitute a waiver of the Tenant's default with respect to such overdue amount nor prevent Landlord from exercising any other remedies granted hereunder. If a late charge is payable hereunder, whether or not collected for three consecutive installments of rent, then rent will automatically become due and payable quarterly in advance, rather than monthly in advance, notwithstanding any other provision of this Lease to the contrary. Furthermore, in the event that the late charge is payable hereunder, whether or not collected for three consecutive installments of rent, or any other monetary obligation of the Tenant under the terms of this lease is not paid when due, the Tenant will pay to the Landlord, if the Landlord shall so request, a monthly advance installment payable at the same time as the monthly rent as estimated by the Landlord to cover real property taxes and other charges which are payable by the Tenant under the terms of this lease. Such funds will be used to insure payment when due before delinquency of real property taxes and other charges.

3.       USE

         The Leased Property will be used only for the permitted use and such other use which is reasonably comparable. The use of the Leased Property by the Tenant will be subject to all governmental codes, regulations, ordinances and restrictions of record. The Tenant will not use the Leased Property for any purpose or in any manner which would be reasonably objectionable to the Landlord, or which would prevent the Landlord from obtaining insurance.

4.       CONDITION OF LEASED PROPERTY

         Unless otherwise specified herein, the Tenant accepts the Leased Property in its existing condition. No representation, statement or other warranty, express or implied had been made by or on behalf of the Landlord as to the condition of the Leased Property or the suitability of the Leased Property for the conduct of the Tenant's business.

5.       REPAIRS

         The Landlord's obligation to maintain and repair the Leased Property will be limited to the exterior walls, foundations, roofs, driveways and parking areas. Except for the foregoing, the Tenant will have complete responsibility to maintain and repair the Leased Property including, without limitation, all plumbing, heating, air conditioning, electrical, lighting fixtures, equipment, ceilings, floors, windows, doors and plate glass located within the Leased Property. All repairs will be of a quality and class at least equal to the original work. If the Tenant fails to perform its obligations hereunder, The Landlord may elect to enter the Leased Property after ten days' prior notice to the Tenant, except in the case of emergency where


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no notice will be required, and perform the obligations on the Tenant's behalf.
Upon the last day of the term of the Lease, or upon any sooner termination, the Tenant will surrender the Leased Property to the Landlord in the same condition as when received, ordinary wear excepted, clean and free of debris. The Tenant will repair any damage to the Leased Property occasioned by the installation or removal of the Tenant's fixtures, furnishings and equipment. Unless the Landlord has elected that the Tenant remove such items, the Tenant will leave the air lines, power panels, electrical distribution systems, lighting fixtures, space heaters, air conditioning and plumbing in the Leased Property in good operating condition.

6.       MAINTENANCE OF ROAD, YARD AND PARKING LOT; SNOW REMOVAL AND AREA
         LIGHTING

         The Tenant shall be responsible for maintaining and removing snow from the parking areas, driveways, and the entrances from the road leading to the Leased Property and for yard maintenance and area lighting.

7.       COMPLIANCE BY TENANT WITH GOVERNMENTAL REQUIREMENTS

         Tenant shall, at Tenant's own cost and expense, promptly execute and comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and local governments and of any and all of their Departments and Bureaus as well as any orders and regulations of the National Board of Fire Underwriters or any other body exercising similar functions, applicable to Tenant's use of the Leased Property, for the correction, prevention and abatement of nuisances or other grievances connected with Tenant's use of the Leased Property during the term, except where a structural change is required.

8.       COMPLIANCE WITH ENVIRONMENTAL LAWS

         The Tenant acknowledges that the leased premises, the building in which the leased premises are located and adjacent areas (the "Premises Area"), are subject to federal and state environmental laws and regulations now in effect that new environmental laws and regulations may be enacted applicable to the Premises Area. The Tenant will comply with all applicable current and future environmental laws and regulations and terms of all environmental permits issued by any governmental agency to the Tenant. The Tenant will not dispose of any hazardous substances or waste material other than in accordance with applicable environmental laws and regulations. The Tenant promptly will furnish the Landlord with a copy of any notice from any governmental agency with respect to any environmental matter. The Tenant will be responsible for investigation, inspection and cleanup of all hazardous substances and waste materials that are determined to be present at the Premises Area by reason of the Tenant's activities in accordance with applicable environmental laws and regulations. If the Landlord, in good faith, believes that a potential environmental problem exists by reason of the Tenant's activities, the Landlord may require that an environmental inspection and audit be undertaken at the Tenant's expense. The Tenant will indemnify and hold the Landlord and its successors and assigns harmless from any claim, loss, damage and expense, including professional and counsel fees and expenses, resulting from the use of the leased premises by the Tenant in violation of applicable environmental


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laws and regulations and the failure to promptly and diligently take such action with respect to environmental liabilities including investigation, containment, removal and cleanup and other remedial action required under applicable environmental laws and regulations. The liability of the Tenant hereunder will not be affected by the amendment, extension or termination of this lease, the invalidity or unenforceability of any provision herein, the sale of the building in which the leased premises are located, any investigation made by the Landlord or others or any other circumstance which might be a legal or equitable defense available to the Tenant.

         9.       TAXES

         Tenant shall pay before the same become delinquent any and all real estate taxes and other taxes, assessments and other levies assessed, levied or made against the Leased Property, the building and land of which the Leased Property is a part and Landlord's personal property therein or thereon.

         10.      UTILITIES

         The Tenant will pay for all water, gas, oil, electricity, pollution, pure water and other environmental control charges and telephone and other services supplied to the Leased Property together with any taxes thereon. The Landlord will not be liable for the interruption of any utilities or other services.

         11.      REVIEW OF ASSESSMENTS

         Tenant shall have the right to contest or review by legal proceedings or in such other manner as may be legal (which, if instituted, shall be conducted promptly at Tenant's own expense and free of all expense to Landlord) any tax, assessments, water rent or charge, or other governmental imposition aforementioned upon condition that, before instituting any such proceedings, Tenant shall pay (under protest) such tax, assessment, water charge or other governmental imposition duties, and charges aforementioned. In such event, the Landlord will offer no objections and at the request of Tenant, but without expense to the Landlord, will cooperate with the Tenant.

         Landlord, at Landlord's option, may, but shall not be obligated to, contest or review by legal proceedings, or in such manner as may be legal, and at Landlord's own expense, any tax, assessment, water rent or charge, or other governmental imposition aforementioned, which shall not be contested or reviewed, as aforesaid, by Tenant and unless Tenant shall promptly join with Landlord in such contest or review, Landlord shall be entitled to receive and retain any refund payable by the governmental authority with respect thereto.

         12.      ASSIGNMENT

         The Tenant will not voluntarily or by operation of law assign, transfer, mortgage, sublet or otherwise encumber all or part of the Tenant's interest in this Lease or in the Leased Property without Landlord's prior consent, which the Landlord will not unreasonably withhold.



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The Landlord will respond to Tenant's request for consent hereunder in a timely manner. Any attempted assignment, transfer, mortgage, subletting or encumbrance without the consent of the Landlord will be unenforceable and will constitute a breach of this Lease. Consent to an assignment or subletting will not release the Tenant of its obligations or alter the primary liability of the Tenant to pay Rent and to perform all other obligations hereunder. The acceptance of Rent by the Landlord from another person will not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting will not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of the Tenant in the performance of the terms hereof, the Landlord may proceed directly against the Tenant without the necessity of exhausting remedies against the assignee. The Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications of this Lease with assignees of the Tenant without notifying the Tenant or any successor of the Tenant and without obtaining consent thereto. In the event that the assets of the Tenant are purchased by another corporation or the Tenant shall merge with another corporation, such transaction shall not be deemed to constitute an assignment, transfer or sublease hereunder.

         13.      ALTERATIONS

         The Tenant will not change or alter the exterior of the Leased Property without first obtaining the Landlord's consent. The Tenant will not make any alterations, other than interior non-structural alterations not exceeding $5,000 in cumulative cost, without first obtaining the Landlord's consent. Should the Tenant make any alterations without the required approval of the Landlord, the Landlord may require that the Tenant remove the alterations immediately at the Tenant's expense. Detailed plans for any alterations will be furnished to the Landlord for approval. The Landlord's approval will be conditioned upon the Tenant securing all governmental approvals required for the alterations. The Landlord may require that the Tenant procure a completion bond in an amount of 100% of the estimated cost of the alterations. The Tenant will pay all claims for labor or materials furnished, or claimed to have been furnished, to or for the Tenant or for use in the Leased Property. Any lien filed against the Leased Property for work or materials claimed to have been furnished to the Tenant will be promptly satisfied or bonded against by the Tenant in a manner to the reasonable satisfaction of the Landlord. The Tenant shall also defend for the Landlord and at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of the same, and will pay any damages and satisfy and discharge any judgment entered therein and save harmless the Landlord from any liability, claim or damage resulting therefrom. Nothing in this Lease authorizing the Tenant to make repairs, alterations, improvements and rebuilding shall authorize the Tenant to do any act or make any contract with any contractor, subcontractor, or materialman which shall in any way encumber or in any way affect the fee title of the Landlord. At the expiration of this Lease, the Landlord may require the Tenant to remove any or all of the alterations, including air lines, power panels, electrical distribution systems, lighting fixtures, space heaters and similar items at the expense of the Tenant and require the Tenant to restore the Leased Property to its condition on the Lease Commencement Date.


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         14.      INSURANCE

         The Landlord will obtain and keep in force policies of insurance containing an "agreed amounts" provision covering loss or damage to the Leased Property covering the amount of the full replacement value thereof, against all perils, including fire, extended coverage, vandalism, malicious mischief and special extended perils. The insurance policies will provide for payment of loss thereunder to the Landlord or to the holders of mortgages on the Leased Property. The Landlord will not insure the Tenant's fixtures, furniture, equipment or tenant improvements, unless the tenant improvements have become part of the Leased Property. The Tenant will obtain and keep in force a policy of combined single limit bodily injury and property damage insuring the Landlord and Tenant against liability arising out of the ownership, occupancy and maintenance of the Leased Property and all areas adjacent thereto with a single policy limit in an amount not less than $1,000,000 per occurrence. The policy will ensure performance by the Tenant of the indemnity provisions in this Lease, but the limits of the insurance will not limit the liability of the Tenant hereunder. The Tenant shall deliver to Landlord certificates of such insurance or certified copies of the policy or policies. If Tenant's use of the Leased Property increases the premiums on insurance required by this Lease, the Tenant will reimburse the Landlord the amounts of additional insurance premiums.

         15.      INDEMNITY

         The Tenant will indemnify and hold the Landlord harmless against any claim by or on behalf of any person arising from the Tenant's use of the Leased Property or the conduct of its business, or from any activity permitted or suffered in or about the Leased Property. The Tenant will further indemnify and hold the Landlord harmless from any claim arising from any breach or default on the Tenant's part and performance of any obligation to be performed under the terms of this Lease or arising from any negligence of the Tenant or any of its agents, contractors, employees or invitees and from all costs, reasonable counsel fees, expenses and liabilities incurred in connection with any suit brought against the Landlord by reason of any such claim. The Tenant, upon notice from the Landlord, will defend such suit by counsel reasonably satisfactory to the Landlord. The Tenant hereby assumes all risk of damage to property or injury to persons in or about the Leased Property arising from any cause and the Tenant hereby waives all claims with respect thereto against the Landlord.

         16.      EXCULPATION

         The Landlord will not be liable for injury to Tenant's business or for any loss of income or for damage to the inventory or other property of the Tenant, its agents, employees or invitees, or any person in or about the Leased Property. The Landlord will not be responsible for injury to the Tenant, its agents, employees, contractors or invitees, whether such damage is caused by or results from fire, breakage, leakage, obstruction or any other cause. Any obligation on the Landlord's part to perform hereunder for the benefit of the Tenant will not be deemed a breach if the Landlord is unable to perform by reason of governmental regulation, accidents, strike, labor difficulties or any other cause beyond the Landlord's control.

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         17.      CASUALTY

         In case of damage by fire or other casualty to the Leased Property, the Landlord may elect to repair the damage. If the Landlord so elects, the damage will be repaired with reasonable dispatch. If the damage has rendered the Leased Property untenantable in whole or in part, there will be an equitable adjustment in the Rent until the damage has been repaired. In determining what constitutes reasonable dispatch, consideration will be given to delays caused by construction problems, adjustments of insurance claims and other causes beyond the Landlord's control. The Landlord will not be obligated to repair or replace tenant's fixtures, furniture, equipment or tenant improvements. If the damage is caused by the Tenant's negligence or willful conduct and is not covered by the insurance required under this lease, the Tenant will reimburse the Landlord for the entire cost of the repair of the Leased Property. If the Landlord does not elect to repair the damage to the Leased Property, the Landlord may elect to terminate this lease as of the date of the occurrence of the damage by giving notice to the Tenant of its election to do so within sixty (60) days after the date of the occurrence of the damage. Landlord or Tenant may cancel this Lease on thirty (30) days notice, each to the other, in the event that more than 50% of the Leased Property shall become untenantable.

         18.      RUBBISH REMOVAL

         The Tenant shall keep the Leased Property clean, at its own expense, and will remove the garbage and other refuse from said premises. The Tenant shall not burn any materials or rubbish of any description upon said premises. Tenant agrees to keep all accumulated rubbish in covered containers and to have same removed regularly. In the event the Tenant fails to keep the Leased Property in the proper condition, the Landlord may cause the same to be done for the Tenant, and the Tenant hereby agrees to pay the expense thereof on demand, as additional rent.

         19.      NO ABATEMENT

         Except as may otherwise be specifically provided in this Lease, no abatement, diminution, or reduction of the rent, or other charges, payable by Tenant under this Lease, shall be claimed by or allowed to Tenant for any inconvenience, interruption, cessation, or loss of business or otherwise caused directly or indirectly by any event to which business operations may be normally affected, or by priorities, rationing or curtailment of labor or materials, or by war or any matter or thing resulting therefrom, or by any other causes beyond the control of Landlord, nor shall this Lease be affected by any such causes.

         20.      INSPECTION

         Tenant shall permit Landlord or Landlord's agents to enter the Leased Property at all reasonable hours for the purpose of inspecting the same, or of making repairs that Tenant may neglect or refuse to make in accordance with the terms, covenants, and conditions of this Lease, and also for the purpose of showing the Leased Property to persons wishing to


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purchase the same, and during the ninety (90) day period prior to the expiration of this Lease shall permit inspection thereof by, or on behalf of, prospective tenants.

         21.      DEFAULT

         The occurrence of one or more of the following events will constitute a material default under this lease by the Tenant:

         a. The vacating or abandonment of the Leased Property by the Tenant.

         b. The failure of the Tenant to make payment of rent, additional rent, or any other payment required to be made by the Tenant hereunder when due, where the failure will continue for a period of ten (10) days after written notice thereof is received by the Tenant.

         c. The failure of the Tenant to observe or perform any of the provisions of this Lease to be observed or performed by the Tenant other than described above where the failure will continue for a period of thirty (30) days after notice thereof is received by the Tenant.

         d. The making by the Tenant of any arrangement or assignment for the benefit of the creditors, the Tenant becoming a "debtor" as defined by the bankruptcy laws, the appointment of a trustee or receiver to take possession of substantially all of the Tenant's assets located in the Leased Property or the Tenant's interest in this Lease, or the attachment, execution or judicial seizure of substantially all of Tenant's assets located in the Leased Property or of the Tenant's interest in this Lease.

         22.      REMEDIES

         In the event of a default by the Tenant, the Landlord may at any time thereafter, without notice or demand and without limiting the Landlord in the exercise of any right or remedy which Landlord may have by reason of such of the default, take the following action:

         a. Terminate the Tenant's right to possession of the Leased Property by any lawful means, in which case the Lease will terminate and the Tenant shall immediately surrender possession of the Leased Property to the Landlord. In such case, the Landlord shall be entitled to recover from the Tenant all damages incurred by the Landlord by reason of the Tenant's default including, without limitation, the cost of recovering possession of the Leased Property, the expenses of re-letting, including any necessary renovation and alteration of the Leased Property, reasonable attorney's fees and any real estate commission actually paid and the worth, at the time of award by the court having jurisdiction thereof, of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of the rental loss for the same period that could be reasonably avoided.

         b. Maintain Tenant's right to possession, in which case this Lease will continue in effect whether or not Tenant has abandoned the Leased Property. In such event, the


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Landlord will be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.

         c. Pursue any other remedy now or hereafter available to the Landlord under the laws of the State of New York. Unpaid installments of rent and other unpaid obligations of the Tenant under the terms of the Lease will bear interest from the date due at the maximum allowable by law.

         d. It is agreed between Landlord and Tenant that the respective parties hereto shall, and hereby do, waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of, or in any way connected with, this Lease, the Tenant's use or occupancy of said premises, and/or claim or injury or damage.

         23.      RIGHT TO MORTGAGE

         The Landlord reserves the right to subject and subordinate this Lease at all times to the lien of any mortgage or mortgages now or hereafter placed upon the Landlord's interest in the said Leased Property and on the land and buildings of which the said property is a part or upon any buildings hereafter placed upon the land of which the Leased Property forms a part. The Tenant covenants and agrees to execute and deliver upon demand such further instrument or instruments subordinating this Lease to the lien of any such mortgage or mortgages as shall be desired by the Landlord and any mortgages or proposed mortgages and provided, however, that under no circumstances shall Tenant's rights and privileges under this Lease or any renewal thereof be diminished or interfered with by any mortgagee, and provided, however, that any mortgagee shall agree not to disturb Tenant in the event of Landlord's default.

         Landlord will cause any such mortgage or mortgages to contain provisions requiring the mortgagee to mail to Tenant by certified mail a copy of each notice of breach of covenant, default or foreclosure. Should Landlord fail to make payment of any sum due on any mortgage which encumbers the Leased Property, the Tenant shall have the right to pay such sum and to apply the money so advanced on account of the next maturing rent payment due to the Landlord.

         24.      NO WAIVER BY LANDLORD

         Acceptance of rent or other charges after default in payment by the Tenant, or any failure of Landlord to enforce the provisions of this Lease upon any default by Tenant shall not be construed as creating custom or deferring payment or as modifying in any way the terms of this Lease or as a waiver of Landlord's right to terminate this Lease as herein provided, or otherwise to enforce the provision hereof for any subsequent default.

         25.      CONDEMNATION

         If the Leased Property or any part is taken under the power of eminent domain or sold under the threat of eminent domain, the Landlord may elect to terminate this Lease as of the



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date of the occurrence of the condemnation. Any award for the taking of all or part of the Leased Property or any payment made under the threat of the exercise of the power of eminent domain will belong to the Landlord. The Tenant will be entitled to any award for the loss or damage to Tenant's trade fixtures, removable personal property, moving expenses, business interruption or loss of profit. In the event that this lease is not terminated by the Landlord by reason of a condemnation, the Landlord, to the extent of severance damages received by the Landlord in connection with the condemnation, will repair any damage to the Leased Property caused by the condemnation. If more than 10% of the floor area of the Leased Property or more than 25% of the parking areas of the Leased Property is taken by condemnation, the Tenant may elect to terminate this Lease as of the date of the occurrence of the condemnation by giving the Landlord notice of the election to do so within 60 days after the occurrence of the condemnation.

         26.      TENANT'S WAIVER OF RIGHT TO REDEEM

         The Tenant waives all rights to redeem under any law of the State of New York.

         27.      NOTICES

         All notices, demands, and communications hereunder shall be served or given by mail and, if intended for Landlord, shall be addressed to Landlord at 3 Townline Circle, Rochester, New York 14623, or to such other address as may be requested by Landlord in writing, and if intended for Tenant, shall be addressed to Tenant at 770 Linden Avenue, Rochester, New York 14625, or at such other address as may be requested by Tenant in writing. Any notice given hereunder by mail shall be deemed delivered when deposited in a United States general or branch post office, enclosed in a prepaid wrapper and addressed as above provided. All such notices shall be sent by certified or registered mail, return receipt requested.

         28.      QUIET ENJOYMENT

         Landlord covenants that if, and so long as, Tenant pays the rent and additional rent and other charges reserved by this Lease, and performs all the terms, covenants and conditions of this Lease on the part of Tenant to be performed, Tenant shall quietly enjoy the Leased Property.

         29.      CONSENT OF LANDLORD AND TENANT

         Landlord and Tenant agree that the consent on the part of either of them required under any provision of this Lease will not be unreasonably withheld.

         30.      SIGNS

         Tenant may install and maintain signs, indicating its business name and/or activity in the Leased Property provided that Tenant obtains prior written approval and consent of the



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Landlord as to size, design and location of the sign on the premises, and obtains any governmental approvals which may be required for the installation of such signs.

         31.      LIMITATION ON PERSONAL LIABILITY

         The Tenant will look solely to the interest of the Landlord in the Leased Property for the satisfaction of any claim against the Landlord. Should the interest of the Landlord in the Leased Property be transferred, the Landlord will be relieved from any liability to the Tenant with respect to any claim arising after the transfer. In such event, the Landlord shall turn over to its grantee all monies and security, if any, then held by Landlord on behalf of Tenant and shall assign to such grantee all right, title and interest of Landlord thereto, it being understood that the covenants and agreements contained in this Lease on the part of Landlord to be performed shall, subject as aforesaid, be binding on Landlord, its successors and assigns.

         32.      WAIVER OF SUBROGATION

         Landlord and Tenant each hereby agree that, to the extent permitted by law and by their respective policies, neither of them shall be liable to the other for damage or destruction to the Leased Property or the buildings of which the Leased Property is a part or to any of the contents thereof, whether owned by Tenant or Landlord, caused by events insured against or for which insurance is required hereunder covering such damaged or destroyed property.

         33.      CONSTRUCTION

         This Lease contains all of the agreements of the parties relating to this Lease or to the Leased Property. This Lease replaces all prior Leases and Amendment thereto between the parties hereto, including a Lease dated October 18, 1993, and Amendment dated October 7, 1994, which Lease and Amendment are hereby cancelled. There have been no representations made by the Landlord other than as set forth herein. This Lease may not be modified except by a written instrument duly executed by the parties. Receipt of rent with knowledge of a default by the Tenant will not condone such default. The failure of the Landlord to enforce any of the provisions herein for any length of time will not be deemed a waiver of its rights set forth in this Lease, but such waiver may only be made by an instrument in writing signed by the Landlord. Time is of the essence with respect to all payments and performance required of the Tenant. This Lease will bind and insure to the benefit of the parties and their respective heirs and representatives, successors and assigns. The invalidity of any provision will in no way affect the validity of any other provision. Either party upon the request of the other will execute, acknowledge and deliver to the other a memorandum of this Lease for recording purposes. No remedy or election herein will be deemed exclusive but will, wherever possible, be cumulative with all other remedies at law or in equity. This Lease will be governed by the laws of the State of New York.


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



34.      INDUSTRIAL DEVELOPMENT BOND FINANCING

         Tenant acknowledges that Landlord has financed the construction of the demised premises through Industrial Development Bonds as issued by the County of Monroe Industrial Development Agency. Said bonds are issued in compliance with
Section 103 et seq. of the Internal Revenue Code of the United States. During the term of this lease and any renewals thereof, Tenant covenants not to do anything to affect the status of the bonds as tax exempt under the Internal Revenue Code. If any action of Tenant shall result in the imposition of an interest rate higher than the rate at which said bonds were issued then and in that event the annual rental provided for hereof, shall be increased by the amount of increase of annual debt service for such bonds.

         IN WITNESS WHEREOF, the parties hereunto set their hands and seals the day and year first above written.

                                                  LINDEN PROPERTIES
                                                       LANDLORD


                                             By: /s/ Elliot Landsman
                                                --------------------------------


                                             MAGNETIC TECHNOLOGIES CORPORATION
                                                        TENANT


                                             By: /s/ Gordon H. McNeil
                                                -------------------------------


STATE OF NEW YORK          )
                           ) ss
COUNTY OF MONROE           )


         On the 4th day of November, 1996, before me personally came Elliott Landsman, to me known and known to me to be the individual described in, and who executed, the foregoing instrument, and he/she acknowledged to me that he/she executed the same.


                                             /s/ Betty J. Sykes
                                             -----------------------------------
                                                       Notary Public
                                             BETTY J. SYKES
                                             Notary Public, State of New York
                                               Qualified in Ontario County
                                         12 Commission Expires Aug. 14, 1997

STATE OF NEW YORK          )
                           )ss:
COUNTY OF MONROE           )


         On the 5th day of November, 1996, before me personally came Gordon H. McNeil to me known, who being by me duly sworn, did depose and say that he/she resides at No. 44 Oak Meadow Trail, Pittsford, NY, that he/she is the President and CEO of Magnetic Technologies Corporations, the corporation mentioned in, and which executed, the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he/she signed his/her name thereto by like order.


                                                  /s/ Susan M. Weise
                                                  ------------------------------
                                                          Notary Public

                                              SUSAN M. WEISE, # 4804145
                                         NOTARY PUBLIC, State of N.Y. Monroe Co.
                                             My Commission Expires 5/31/98

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